Exhibit 99.2

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of May 27, 2014, is entered into by and among YSOF Propylene Investor, LLC, a Delaware limited liability company (“Sponsor Aggregator”) the entities listed under the heading “Sponsor Funds” on Schedule I hereto ( the “Sponsor Funds” and collectively with Sponsor Aggregator, the “Sponsor Entities”), LG Propylene LLC, a Delaware limited liability company (“Sponsor Representative”) Flint Hills Resources, LLC, a Delaware limited liability company (“Parent”), and FHR Propylene, LLC, a Delaware limited liability company and Subsidiary of Parent (“Merger Sub”).  The Sponsor Entities, Sponsor Representative, Parent and Merger Sub are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                 Parent, Merger Sub, PetroLogistics LP, a Delaware limited partnership (“MLP”), PetroLogistics GP LLC, a Delaware limited liability company (“MLP GP”), and Propylene Holdings LLC, a Delaware limited liability company (“GP Holdings”), have entered into an Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014 (as the same may be amended or otherwise modified from time to time by any amendment or modification thereto that is not an Adverse Amendment, the “Merger Agreement”), providing, among other things, for the merger of Merger Sub with and into MLP and the transfer by GP Holdings to Parent or one or more of its Affiliates of 100% of the membership interests of MLP GP.

B.                 On the date of this Agreement, Sponsor Aggregator is the record and beneficial owner of 17,422,701 Common Units (the “Disclosed Owned Units”), constituting 12.5% of the outstanding Common Units.

C.                  It is contemplated that, immediately prior to the Effective Time, Sponsor Aggregator will Transfer all Common Units owned by it on the date of this Agreement to the Sponsor Funds (or investors therein), such that as of immediately prior to the Effective Time, each of the Sponsor Funds (or investors therein) will own of record the number of such Common Units set forth opposite its name on Schedule I hereto (the “Disaggregation Transfers”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1.             Unitholder Consent; Voting; Proxy.

(a)               Unitholder Consent. Sponsor Aggregator hereby agrees that, immediately following the execution and delivery of this Agreement and the Merger Agreement and prior to any Disaggregation Transfers, Sponsor Aggregator will execute and deliver to MLP a written consent in the form attached as Exhibit A hereto (the “Unitholder Consent”).  The Unitholder Consent shall be irrevocable, except as otherwise provided therein.

(b)               Voting.  Each Sponsor Entity hereby agrees that, except as otherwise contemplated by this Agreement or the Merger Agreement, (i) such Sponsor Entity shall not (A) call, or cause MLP, MLP GP or the MLP GP Board to call, any special meeting of the Limited Partners or (B) take action by written consent inconsistent with this Agreement and (ii) at any meeting of the Limited Partners, however called, or at any adjournment thereof, or in any circumstance in which the vote, consent or other approval of the Limited Partners is sought, such Sponsor Entity, if it is entitled to do so, shall appear at each such meeting or otherwise cause all of its Common Units to be counted as present thereat for purposes of calculating a quorum and shall vote its Common Units, or cause its Common Units to be voted, (A) for approval of the Merger Agreement and any related proposal in furtherance thereof (including any proposal relating to an amendment of the Merger Agreement contemplated by Section 6.4(d) thereof but excluding any Adverse Amendment) and (B) against: (1) any Alternative Proposal; (2) any action that would reasonably be expected to result in (x) a breach of or failure to perform any representation, warranty, covenant or agreement of either MLP Entity or GP Holdings under the Merger Agreement or (y) any of the conditions set forth in Article VII of the Merger Agreement not being satisfied; (3) any change in the business or management of MLP or MLP GP or membership of the MLP GP Board (other than with respect to the transactions contemplated in the Merger Agreement); (4) any action that would prevent or materially delay, or would reasonably be expected to prevent or materially delay, the consummation of the Merger or the GP Equity Transfer; or (5) except as contemplated by the Merger Agreement, change in any  manner the distribution policy or capitalization of, including the voting rights of any Partners of, MLP.  No Sponsor Entity shall take or agree to take any action which it has agreed not to take in Section 1(a) and this Section 1(b).

(c)                 Irrevocable Proxy.

(i)              Sponsor Aggregator hereby, effective immediately upon Sponsor Aggregator’s execution and delivery to MLP of the Unitholder Consent and without the need for any further action by Sponsor Aggregator, (A) irrevocably grants to, and appoints, Parent, and any Person designated in writing by Parent, and each of them individually, Sponsor Aggregator’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Sponsor Aggregator, to vote all of the Covered Units or grant a consent or approval in respect of the Covered Units, in accordance with the terms of Section 1(b) and (B) revokes any and all proxies heretofore given in respect of the Covered Units.

(ii)             The attorneys-in-fact and proxies named above are hereby authorized and empowered by Sponsor Aggregator at any time during the Term (as defined in Section 6(a) below) to act as Sponsor Aggregator’s attorney-in-fact and proxy to vote the Covered Units, and to exercise all voting, consent and similar rights of Sponsor Aggregator with respect to the Covered Units (including the power to execute and deliver written consents) solely with respect to matters set forth in Section 1(b), at every meeting of the Limited Partners and in every written consent in lieu of such a meeting in accordance with the terms of Section 1(b).

(iii)            Sponsor Aggregator hereby represents to Parent that any proxies heretofore given in respect of the Covered Units are not irrevocable and that any such proxies are hereby revoked, and Sponsor Aggregator agrees to promptly notify MLP of such revocation.  Sponsor Aggregator hereby affirms that the irrevocable proxy granted herein is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Sponsor Aggregator under this Agreement.  Sponsor Aggregator hereby further affirms that the irrevocable proxy granted herein is coupled with an interest and may under no circumstances be revoked.  Sponsor Aggregator hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

(iv)            The irrevocable proxy granted in this Section 1(c) shall automatically terminate upon termination of the Merger Agreement.

(d)                 Adverse Amendment.  Notwithstanding anything to the contrary herein:

(i)              Section 1(b) shall not apply with respect to any vote, consent or other approval of the Limited Partners in order to effect an amendment to the Merger Agreement that (A) reduces the amount, changes the form or imposes any material restrictions or additional conditions on the receipt of consideration payable in respect of Common Units owned by the Sponsor Entities in the Merger, (B) changes the Agreed Merger Consideration Differential, (C) adversely affects the rights and obligations of the Sponsor Entities under Section 3(g)(i) or 6(b) or (D) is otherwise materially adverse to the Sponsor Entities in their capacities as owners of Common Units (an “Adverse Amendment”); and

(ii)              Parent agrees that it will not, and will cause any other Person designated by it as Sponsor Aggregator’s proxy and attorney-in-fact pursuant to Section 1(c) not to, vote the Covered Units, or grant a consent or approval in respect of the Covered Units, for any Adverse Amendment.

2.             No Disposition or Solicitation.

(a)                 No Disposition or Adverse Act.  Each Sponsor Entity hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, such Sponsor Entity shall not, without the prior written consent of Parent, (i) offer to Transfer (as defined in Section 7(u) below), Transfer or consent to any Transfer of any or all of the Covered Units (as defined in Section 7(u) below) or any interest therein, (ii) enter into any Contract, including any option, with respect to any Transfer of any or all of the Covered Units or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent or execute any written consent in or with respect to any or all of the Covered Units (other than (A) the Unitholder Consent and (B) any proxy, power-of-attorney or other authorization that is (x) revocable and (y) directs the holder or grantee thereof to vote the Covered Units in accordance with this Agreement), with any such proxy, power-of-attorney or authorization purported to be granted by any Sponsor Entity being void ab initio, or (iv) deposit any or all of the Covered Units into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Units.  Any attempted Transfer of Covered Units or any interest therein in violation of this Section 2(a) shall be null and void.

(b)                No Solicitation, Discussion or Negotiation. Subject to Section 2(d), each Sponsor Entity hereby agrees that such Sponsor Entity shall not, and shall instruct and cause its Representatives and Affiliates not to, directly or indirectly:

(i)              initiate, solicit or knowingly facilitate or encourage any inquiries, discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal;

(ii)              approve, endorse, recommend or enter into any Contract or agreement in principle, whether written or oral, with any Person (other than Parent and Merger Sub) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar Contract concerning an Alternative Proposal;

(iii)             terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar Contract entered into by one or more of the MLP Group Entities in respect of or in contemplation of an Alternative Proposal;

(iv)             conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding any Alternative Proposal;

(v)              furnish any non-public information relating to any of the MLP Group Entities, or afford access to the books or records or Representatives of any of the MLP Group Entities, to any third party that, to the Knowledge of the MLP Entities, after consultation with their Representatives, is seeking to or may make, or has made, an Alternative Proposal;

(vi)             take any action to make the provisions of any Takeover Laws inapplicable to any transactions contemplated by any Alternative Proposal; or

(vii)            resolve or publicly propose or announce to do any of the foregoing.

(c)                Disaggregation Transfers.  Immediately prior to the Effective Time (and in no event sooner), Sponsor Aggregator shall Transfer the Covered Units owned by it on the date of this Agreement to the Sponsor Funds (or investors therein), such that as of immediately prior to the Effective Time, each of the Sponsor Funds (or investors therein) will own the number of such Covered Units set forth opposite its name on Schedule I hereto.  Any acquisition of Additional Owned Units by the Sponsor Entities prior to the Effective Time shall be made by Sponsor Aggregator and shall be designated as being for the benefit of a Sponsor Fund, and immediately prior to the Effective Time Sponsor Aggregator shall Transfer such Additional Owned Units to the Sponsor Fund so designated (or investors therein).

(d)                Exceptions.  Section 2(b) shall not (i) apply to any Excepted Party, (ii) require any Sponsor Entity to instruct or cause any Excepted Party to take or refrain from taking any action or (iii) prohibit any Sponsor Entity or any of its Representatives or Affiliates from taking any action at the request of any Excepted Party if (A) at the time of such request, such Excepted Party is taking actions in reliance on Section 6.4(a)(ii) of the Merger Agreement and (B) the action taken by the Sponsor Entity or any of its Representatives or Affiliates in response to such request is consistent with and in furtherance of such actions being taken by the Excepted Party.

3.             Additional Agreements.

(a)               Certain Events. In the event of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction or other change in the capital structure of MLP affecting the Covered Units or the acquisition of Additional Owned Units (as defined in Section 7(u) below) by a Sponsor Entity, (i) the type and number of Covered Units shall be adjusted appropriately to reflect the effect of such occurrence, and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Units issued to or acquired by such Sponsor Entity.

(b)               Stop Transfer.  In furtherance of this Agreement, each Sponsor Entity hereby authorizes and instructs MLP (including through MLP’s transfer agent) to enter a stop transfer order with respect to all of the Covered Units.  Each Sponsor Entity agrees that it will request MLP, as promptly as practicable after the date of this Agreement, to make a notation on its records and give instructions to the transfer agent for the Covered Units not to permit, so long as a restriction on Transfer under Section 2(a) remains in effect, any Transfer of the Covered Units other than as expressly contemplated by this Agreement.

(c)                Commencement or Participation in Actions.  Each Sponsor Entity hereby  agrees not to commence or participate in, and to take all actions necessary and effective to opt out of any class in any class action with respect to, any Transaction Litigation, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any duty of MLP GP, in its capacity as general partner of MLP, or the MLP GP Board in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby.  If, notwithstanding compliance with the immediately preceding sentence, any Sponsor Entity is unable to opt out of a class with respect to any Transaction Litigation and receives any consideration from any Person in connection with or as a result of such Transaction Litigation, such Sponsor Entity will pay all of such consideration to Parent by wire transfer of immediately available funds promptly (and, in any event, within five Business Days) following the later to occur of (A) the Closing Date and (B) the date on which such Sponsor Entity receives such consideration.

(d)                Communications.  Each Sponsor Entity shall not, and shall cause its Representatives not to, make any press release, public announcement or other public communication with respect to the business or affairs of MLP, MLP GP, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed); provided that such consent shall not be required for (i) any disclosure required by applicable Law (including the filing of this Agreement) and (ii) disclosure of the existence of this Agreement and the Merger Agreement or any other facts already publicly disclosed regarding the transactions contemplated hereunder and thereunder.  Each Sponsor Entity hereby (i) consents to and authorizes the publication and disclosure by Parent of such Sponsor Entity’s identity and holding of Covered Units, and the nature of such Sponsor Entity’s commitments, arrangements and understandings under this Agreement, and any other information that Parent reasonably determines to be required by applicable Law in any press release or any other disclosure document in connection with the Merger, the GP Equity Transfer or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent of any required corrections with respect to any written information supplied by such Sponsor Entity specifically for use in any such disclosure document.

(e)                Additional Owned Units.  Each Sponsor Entity hereby agrees to notify Parent promptly in writing of the number and description of any Additional Owned Units.

(f)                 Related Party Transactions.  Prior to the Closing, each Sponsor Entity shall, and shall cause its Affiliates to, take such actions as are necessary or required to terminate, effective at or prior to the Closing, each Contract with any of the MLP Group Entities set forth on Schedule II hereto, and the MLP Group Entities shall have no further liabilities or obligations thereunder from and after the Closing.

(g)                 Sponsor Termination Fee.

(i)                 In the event that (A) the Merger Agreement is terminated, (B) within 12 months after any such termination (1) any MLP Group Entity or GP Holdings or any of their respective Affiliates shall have entered into an Alternative Acquisition Agreement with respect to, or shall have approved or recommended to MLP’s Limited Partners or otherwise not opposed, any Alternative Proposal or (2) there shall have been consummated an Alternative Proposal, and (C) MLP becomes obligated to pay the MLP Termination Fee to Parent pursuant to any provision of Section 8.2 of the Merger Agreement (a “Fee Triggering Event”), then, upon the consummation of any such Alternative Proposal (the date of such consummation being referred to herein as the “Fee Payment Due Date”), the Sponsor Entities shall be obligated to pay the Sponsor Termination Fee (as defined in Section 7(u) below) to Parent in accordance with this Section 3(g).  The Sponsor Termination Fee is in addition to, and not in lieu of, the MLP Termination Fee contemplated in the Merger Agreement, and the obligations of the Sponsor Entities with respect to the Sponsor Termination Fee do not in any way affect or diminish the obligations of the MLP Entities with respect to the MLP Termination Fee as set forth in the Merger Agreement.  The Sponsor Entities shall be jointly and severally responsible for the payment of the Sponsor Termination Fee pursuant to this Section 3(g).

(ii)              Each of the Sponsor Entities hereby irrevocably appoints Sponsor Representative as its sole and exclusive agent and attorney-in-fact, with full power and authority to represent such Sponsor Entity and its permitted successors and assigns, with full power of substitution in the premises, with respect to all matters arising under this Section 3(g), and agrees that all actions taken by Sponsor Representative under this Section 3(g) will be binding upon such Sponsor Entity and its permitted successors and assigns. Parent will be entitled to rely conclusively on the instructions and decisions of Sponsor Representative for each and every action purported to be taken by Sponsor Representative under this Section 3(g), without any duty of inquiry and neither Sponsor Representative nor any Sponsor Entity will have any cause of action against Parent or any of its Affiliates for any action taken or not taken by Parent in reliance upon the instructions or decisions of Sponsor Representative.  The authority conferred under this Section 3(g) will be an agency coupled with an interest and all authority conferred hereby is irrevocable and not subject to any termination by any of the Sponsor Entities, or by operation of Law.  A Sponsor Entity will be deemed a party or a signatory to any agreement, document, instrument or certificate that Sponsor Representative signs on behalf of such Sponsor Entity and for which Sponsor Representative had authority.  In performing any of its duties under this Section 3(g) or upon the claimed failure to perform its duties under this Section 3(g), Sponsor Representative will not be liable to the Sponsor Entities for any losses, liabilities or obligations that the Sponsor Entities may incur as a result of any act, or failure to act, by Sponsor Representative under this Section 3(g), and Sponsor Representative will be indemnified and held harmless by the Sponsor Entities for all such losses, liabilities or obligations.

(iii)              In the event of a Fee Triggering Event, as promptly as practicable (and, in any event, not more than five Business Days) following the Fee Payment Due Date, Sponsor Representative shall deliver to Parent a written calculation, prepared in reasonable detail, of the Sponsor Termination Fee payable by the Sponsor Entities pursuant to this Section 3(g) or, if no Sponsor Termination Fee is payable by the Sponsor Entities pursuant to this Section 3(g), a written calculation, prepared in reasonable detail, showing that no Sponsor Termination Fee is payable pursuant to this Section 3(g) (as applicable, the “Sponsor Calculation”).  Parent shall have the right for 30 days following receipt of the Sponsor Calculation (the “Review Period”) to object to such calculation.  Each Sponsor Entity and Sponsor Representative will, and will cause its controlled Affiliates to, cooperate with Parent and its advisors in making available to Parent and its advisors such books, records, financial information, work papers and supporting data, as reasonably requested in connection with Parent’s review of the Alternative Proposal transaction, any Public Sales (as defined in Section 7(u) below) and the Sponsor Calculation.  Any objection to the Sponsor Calculation made by Parent shall be made in writing and shall set forth such objections in reasonable detail (an “Objection Notice”).  If Parent does not deliver an Objection Notice to Sponsor Representative within the Review Period, Parent shall be deemed to have waived any rights to object under this Section 3(g) and the Sponsor Termination Fee reflected in the Sponsor Calculation shall become final, binding and conclusive on the Parties.  If Parent delivers an Objection Notice within the Review Period, then Parent and Sponsor Representative shall negotiate in good faith to resolve the objection within 30 days of the delivery of the Objection Notice (the “Negotiation Period”).  If, within the Negotiation Period, Parent and Sponsor Representative reach a written agreement to resolve the objection, the Sponsor Termination Fee as so agreed will be final, binding and conclusive on the Parties.

(iv)             If Parent’s objection to the Sponsor Calculation remains in dispute at the expiration of the Negotiation Period, then within 10 days following the expiration of the Negotiation Period, Sponsor Representative and Parent shall each designate by written notice to the other an internationally recognized investment banking or other similar firm actively involved in the business of valuing and appraising companies of similar size and having similar assets to MLP and its Subsidiaries (each an “Appraiser”), which Appraiser shall not be an Affiliate of or have any other material relationship with any Party.  In the event that either Sponsor Representative or Parent fails to designate an Appraiser within such 10 day period, the Appraiser designated by the complying party shall be deemed accepted by the other party and shall be the sole Appraiser.  Each Sponsor Entity and Sponsor Representative will, and will cause its controlled Affiliates to, provide each Appraiser with such books, records, financial information, work papers and supporting data as reasonably requested by such Appraiser in connection with its calculation of the Sponsor Termination Fee.  Each Appraiser shall be instructed to prepare and deliver to Parent and Sponsor Representative its calculation of the Sponsor Termination Fee (which in no event shall be less than the Sponsor Termination Fee set forth in the Sponsor Calculation) within 30 days following both Appraisers having been appointed.  If there is a single Appraiser, such Appraiser’s calculation of the Sponsor Termination Fee will be final, binding and conclusive on the Parties.  If there are two Appraisers, the calculations of the Sponsor Termination Fee of the two Appraisers shall be averaged, and such average will constitute the Sponsor Termination Fee and be final, binding and conclusive on the Parties.

(v)              Once the Sponsor Termination Fee is finally determined in accordance with this Section 3(g), the Sponsor Entities shall pay or otherwise transfer the Sponsor Termination Fee to Parent (together with interest on any cash component thereof, compounded quarterly, at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the Fee Payment Due Date until and excluding the date of actual payment to Parent), promptly (and in no event later than twelve Business Days) after such determination.

(vi)             If the consideration received or retained by the Sponsor Entities in respect of the Covered Units in connection with the Alternative Proposal is not all in the form of cash, then: (A) the amount of the Sponsor Termination Fee payable shall be determined using the fair market value of the non-cash consideration; (B) for non-cash consideration in the form of securities listed on a national securities market, the fair market value shall be determined using the average Volume Weighted Average Price for such securities (appropriately adjusted for dividends in order to avoid double-counting of consideration) for (x) the five consecutive trading days ending on the trading day immediately preceding the Fee Payment Due Date if such securities were listed during such period or (y) the five consecutive trading days starting with the first trading day following the Fee Payment Due Date if such securities are first listed upon the consummation of the Alternative Proposal; (C) for all other non-cash consideration, the fair market value shall be determined as the price as agreed between a willing buyer and a willing seller, neither under any compulsion to transact; and (D) the Sponsor Termination Fee shall be paid by the Sponsor Entities using the same kinds of consideration received or retained by the Sponsor Entities in respect of the Covered Units in connection with the Alternative Proposal (together with all associated rights to which the Sponsor Entities are entitled in respect thereof) and any Public Sales as contemplated by clause (C) of the last sentence of Section 6(b), with each kind of consideration delivered to Parent in payment of the Sponsor Termination Fee being so delivered in the same relative percentages as such kind of consideration was received or retained by the Sponsor Entities in connection with the Alternative Proposal and any such Public Sales.

(vii)            The fees and expenses of the Appraisers retained pursuant to this Section 3(g) shall be borne 50% by the Sponsor Entities and 50% by Parent.  The Sponsor Entities shall be jointly and severally responsible for the payment of the 50% of fees and expenses of the Appraisers that are required to be borne by the Sponsor Entities under this Section 3(g)(vii).

4.             Representations and Warranties of the Sponsor Entities.  The Sponsor Entities jointly and severally represent and warrant to Parent and Merger Sub as follows:

(a)                 Title.  On the date hereof, (i) Sponsor Aggregator is the sole record and beneficial owner of the Disclosed Owned Units, (ii) the Disclosed Owned Units constitute all of the Equity Securities in MLP owned of record or beneficially by Sponsor Entities or their respective Affiliates and (iii) Sponsor Aggregator has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Covered Units with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement and the MLP Partnership Agreement.  Except as permitted or required by this Agreement or the Merger Agreement, the Covered Units are now, and at all times during the Term will be, held by Sponsor Aggregator, free and clear of any and all Liens whatsoever on title, or restrictions on transfer or exercise of any rights of a Unitholder (other than under applicable securities Laws and as created by this Agreement and the MLP Partnership Agreement).

(b)               Organization and Qualification.  Each Sponsor Entity is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

(c)                Authority.  Each Sponsor Entity has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and perform all of such Sponsor Entity’s obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of such Sponsor Entity or its board of directors or managers or other corporate governing body or Person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(d)                Due Execution and Delivery.  This Agreement has been duly executed and delivered by each Sponsor Entity and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legal, valid and binding obligation of each Sponsor Entity, enforceable against each Sponsor Entity in accordance with its terms.

(e)                 No Filings; No Conflict or Default.  Neither the execution and delivery of this Agreement by each Sponsor Entity nor the consummation by each Sponsor Entity of the transactions contemplated by this Agreement, nor compliance by each Sponsor Entity with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the organizational documents of any Sponsor Entity, (ii) assuming that the Consents referred to in Section 3.5 of the Merger Agreement are obtained and the filings referred to in Section 3.5 of the Merger Agreement are made, (A) violate, in any material respect, any Law or Order applicable to any Sponsor Entity or by which it or any of its respective properties or assets may be bound or affected or (B) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, any Sponsor Entity under any Contract to which any Sponsor Entity is a party or by which it or any of its respective properties or assets may be bound or affected, (iii) result in the exercisability of any right to purchase or acquire any material asset of any Sponsor Entity, including the Covered Units, or (iv) render the provisions of any Takeover Laws applicable to the Merger or any transactions contemplated by this Agreement, except, in the case of clause (ii) above, for any such violation, conflict, loss, default, termination, modification, cancellation, acceleration, or creation that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of any Sponsor Entity to consummate the transactions contemplated by this Agreement or the Merger Agreement or perform its obligations under this Agreement.

(f)                No Litigation.  As of the date hereof, there is no Proceeding pending or, to the knowledge of any Sponsor Entity, threatened, against or affecting any Sponsor Entity that would reasonably be expected to impair the ability of any Sponsor Entity to perform its obligations hereunder or consummate the transactions contemplated hereby.

(g)               No Fees.  Except for the MLP Financial Advisors, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based on Contracts made by or on behalf of any Sponsor Entity.

(h)                 Receipt of Merger Agreement.  Each Sponsor Entity has received and reviewed a copy of the Merger Agreement.

5.                     Representations and Warranties of Parent and Merger Sub.  Parent and Merger Sub jointly and severally represent and warrant to the Sponsor Entities as follows:

(a)                 Organization and Qualification.  Each of Parent and Merger Sub is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

(b)                Authority.  Each of Parent and Merger Sub has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and perform all of their respective obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Parent or Merger Sub or their respective boards of managers or other corporate governing body or Person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(c)                Due Execution and Delivery.  This Agreement has been duly executed and delivered by Parent or Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Sponsor Entities, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

(d)                No Filings; No Conflict or Default.  Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent or Merger Sub with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the organizational documents of Parent or Merger Sub or (ii) assuming that the Consents referred to in Section 3.5 of the Merger Agreement are obtained and the filings referred to in Section 3.5 of the Merger Agreement are made, (A) violate, in any material respect, any Law or Order applicable to Parent or Merger Sub or by which it or any of its respective properties or assets may be bound or affected or (B) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party or by which it or any of its respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for any such violation, conflict, loss, default, termination, modification, cancellation, acceleration, or creation that, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect.

(e)                 No Litigation.  As of the date hereof, there is no Proceeding pending or, to the Knowledge of Parent or Merger Sub, threatened, against or affecting Parent or Merger Sub that would reasonably be expected to result in a Parent Material Adverse Effect.

(f)                   No Fees.  No broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based on Contracts made by or on behalf of Parent or Merger Sub.

6.             Termination.

(a)                 Term.  The term (the “Term”) of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of the Parties, (ii) the consummation of the Closing and (iii) the termination of the Merger Agreement in accordance with its terms; provided that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to its termination.

(b)                Continuation of Transfer Restriction.  Section 2(a) shall survive any termination of this Agreement until the earlier of (i) such time as it is no longer possible for the Sponsor Termination Fee to become payable under the terms of Section 3(g) or (ii) the Fee Payment Due Date.  Notwithstanding anything to the contrary herein (including in Section 2(a)), during the period following the Term during which Section 2(a) continues to survive, a Sponsor Entity may, without the consent of Parent, (A) grant a consent or execute any written consent in or with respect to any or all of the Covered Units, or otherwise enter into a Contract to Transfer Covered Units, in support of an Alternative Proposal, (B) Transfer its Covered Units to one or more of its Affiliates, provided that any such transferee agrees in writing, in a form reasonably acceptable to Parent, to be bound by the provisions hereof as a “Sponsor Entity” hereunder and provided, further, that no such Transfer will relieve the transferor of any of its obligations with respect to the Sponsor Termination Fee, or (C) if the only circumstances in which the Sponsor Termination Fee may become payable pursuant to Section 3(g)(i) are those contemplated by Section 8.2(b)(iii) of the Merger Agreement, Transfer its Covered Units to any other Person by means of Public Sales, so long as such Public Sales are not intended to effect a transaction that would otherwise constitute the consummation of an Alternative Proposal.

(c)                 Survival of Certain Provisions.  Section 3(c), Section 3(g), this Section 6 and Section 7 shall survive any termination of this Agreement.

7.             Miscellaneous.

(a)                 Entire Agreement.  This Agreement (together with Schedules I and II and Exhibit A hereto) constitutes the entire agreement, and supersedes all other prior Contracts, both written and oral, among the Parties with respect to the subject matter of this Agreement.

(b)                 Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each Party agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate and make effective the arrangements contemplated hereby.  Upon Parent’s request and without further consideration, each Sponsor Entity shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the arrangements contemplated hereby.  Without limiting the foregoing, the Sponsor Entities shall execute and deliver to Parent and any of its designees any additional consents or proxies, including with respect to Additional Owned Units, reasonably requested by Parent in furtherance of this Agreement.

(c)                 No Assignment.  This Agreement shall not be assignable by operation of law or otherwise; provided, however, that each of Parent or Merger Sub may, without the consent of any of the Sponsor Entities, assign this Agreement and any of their respective rights and obligations hereunder to one or more Affiliates of Parent or Merger Sub to which rights and obligations under the Merger Agreement are assigned in accordance with the Merger Agreement.  Any purported assignment in violation of this Agreement is void.

(d)                Binding Successors.  Without limiting any other rights Parent may have hereunder in respect of any Transfer of the Covered Units, each Sponsor Entity agrees that this Agreement and the obligations hereunder shall attach to the Covered Units beneficially owned by such Sponsor Entity and shall be binding upon any Person to which legal or beneficial ownership of such Covered Units shall pass, whether by operation of law or otherwise; provided that this Section 7(d) shall not apply to any Person to which legal or beneficial ownership of any Covered Unit passes as contemplated by clause (C) of the last sentence of Section 6(b).

(e)                Modification or Amendments.  Subject to the provisions of applicable Law, the Parties may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective Parties.

(f)                  Tax Consequences.  The Parties acknowledge that the Disaggregation Transfers will constitute a “transfer” pursuant to Section 708(b) of the Code, and shall treat the transfers consistently as such for all income Tax purposes.

(g)                 FIRPTA Certificate.   At the Closing, each Sponsor Entity will deliver to Parent a certificate, dated as of the Closing Date and substantially in the form and to the effect of Exhibit C to the Merger Agreement, which satisfies the requirements set forth in Treasury Regulation Section 1.1445-2(b)(2), attesting that such Person is not a “foreign person” for U.S. federal income Tax purposes.

(h)                Notices.  All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) when sent, if sent by facsimile or electronic mail (.pdf), (b) when delivered, if delivered personally to the intended recipient and (c) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party (or to such other address as will be furnished in writing by any such Party to the other Parties in accordance with the provisions of this Section 7(h)):

If to Parent, or Merger Sub, to:

Flint Hills Resources, LLC
4111 East 37th Street North
Wichita, Kansas 67220
Fax No.: (316) 828-8245
Attn:      Alan Hallock

with a copy (which will not constitute notice) to:

Koch Companies Public Sector, LLC
4111 East 37th Street North
Wichita, Kansas 67220
Fax No.: (316) 828-8602
Attn:     Raffaele G. Fazio

and to:

Jones Day
1420 Peachtree Street
Atlanta, Georgia 30309
Fax No.: (404) 581-8330
Attn:      Bryan E. Davis
 Troy B. Lewis

If to any Sponsor Entity:

At the address or fax number of Sponsor Representative set forth on Schedule I hereto.

(i)                  Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(j)                  Remedies.  The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 7(j) in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (a) either Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.  Each Party further agrees that no Party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7(j), and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  If Parent commences a Proceeding to enforce its rights under this Agreement to collect the Sponsor Termination Fee or other amounts payable pursuant to Section 3(g), and such Proceeding results in an Order against any Sponsor Entity, the Sponsor Entities shall pay to Parent the costs and expenses (including reasonable and documented attorney’s fees and expenses) incurred by Parent and its Affiliates in connection with such Proceeding.  The Sponsor Entities shall be jointly and severally liable for any such payment.

(k)                 No Waiver.  The failure of or delay by any Party in exercising any right hereunder will not operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.  Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

(l)                  No Third Party Beneficiaries.  This Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties.  Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(m)               Governing Law.  This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that State.

(n)               Submission to Jurisdiction.  By execution and delivery of this Agreement, each Party irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts.  Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 7(n), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Proceeding in such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(o)                Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(o).

(p)                Construction.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement.  Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa.  Reference to any Contract, document, or instrument means such Contract, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof.  The use of the words “include” or “including” in this Agreement will be deemed to be followed by the words “without limitation”.  The use of the word “covenant” will mean “covenant and agreement”.  The use of the words “or,” “either” or “any” will not be exclusive.  Days mean calendar days unless specified as Business Days.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Except as otherwise expressly provided elsewhere in this Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

(q)                Counterparts.  This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

(r)                  Expenses.  Except as otherwise provided herein, each Party shall pay such Party’s own expenses incurred in connection with this Agreement.

(s)                 No Ownership Interest.  Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units.  All rights, ownership and economic benefits of and relating to the Covered Units shall remain vested in and belong to the Sponsor Entities, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of MLP or exercise any power or authority to direct the Sponsor Entities in the voting of any of the Covered Units, except as otherwise provided herein.

(t)                  Non-Recourse; Merger Agreement.

(i)                Any claim or cause of action based upon or arising out of this Agreement may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein.  No former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties (except permitted transferees hereunder) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties, “Non-Party Affiliates”) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any Proceeding based upon or arising out of this Agreement, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.

(ii)              Except for any liability or obligation arising under any Letter of Transmittal or any documentation delivered in connection with payment of Merger Related Consideration through DTC, none of (A) the Sponsor Entities, (B) the Sponsor Representative and (C) the Non-Party Affiliates (excluding any that are party to the Merger Agreement) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any party under the Merger Agreement, whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of any party to the Merger Agreement or another Person or otherwise.

(u)                Certain Definitions.  For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.  Certain other terms have the meanings ascribed to them below or elsewhere in this Agreement.

“Additional Owned Units” means all Common Units that are owned of record and beneficially by Sponsor Aggregator and acquired after the date hereof.

“Affiliate” has the meaning set forth in the Merger Agreement; provided, however, that for purposes of this Agreement, none of the MLP Group Entities or GP Holdings shall constitute  an Affiliate of any Sponsor Entity.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Covered Units” means the Disclosed Owned Units and Additional Owned Units.

“Excepted Parties” means the MLP Group Entities, GP Holdings and their respective Subsidiaries and controlled Affiliates, and their respective officers, managers, directors (including the MLP GP Board) and Representatives.

“Public Sale” means any sale of Covered Units by means of a bona fide, widely distributed public offering of Common Units that has been registered under the Securities Act.

“Sponsor Termination Fee” means the lesser of (i) 50% of the amount by which (A) the sum of (x) the aggregate fair market value delivered to and/or retained by the Sponsor Entities in respect of the Covered Units in connection with or as a result of the Alternative Proposal transaction, as determined as of the Fee Payment Due Date, and (y) the aggregate net proceeds (after deducting underwriting discounts and commissions and other reasonable out-of-pocket costs and expenses of sale) that have been realized by the Sponsor Entities in connection with any Public Sales as contemplated by clause (C) of the last sentence of Section 6(b) during the period following the Term until the Fee Payment Due Date exceeds (B) the aggregate Sponsor Merger Consideration that would have been delivered in respect of the Covered Units pursuant to the Merger Agreement if the Merger had occurred and (ii) $10,000,000.

“Transfer” means, with respect to a Covered Unit, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such Covered Unit or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each Contract, including any option, whether or not in writing, to effect any of the foregoing.  As a verb, “Transfer” shall have a correlative meaning.

[Signatures on Following Pages.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Sponsor Entities have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:

FLINT HILLS RESOURCES, LLC

Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief
Financial Officer

MERGER SUB:

FHR PROPYLENE, LLC

Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief
Financial Officer

[Signature Page to Support Agreement]

SPONSOR AGGREGATOR:

YSOF PROPYLENE INVESTOR, LLC
By:

Name:
Title:

[Signature Page to Support Agreement]

SPONSOR FUNDS:

YORK SPECIAL OPPORTUNITIES FUND AIV II, L.P.
By: York Special Opportunities Domestic Holdings, LLC, its General Partner

Name:
Title:

YORK SPECIAL OPPORTUNITIES FUND (PIV-A), L.P.
By: York Special Opportunities Domestic Holdings, LLC, its General Partner

Name:
Title:

[Signature Page to Support Agreement]

YSOF (PIV-B) SUB II, LLC
By: York Special Opportunities Fund (PIV-B), L.P., its sole member

Name:
Title:

[Signature Page to Support Agreement]

SPONSOR REPRESENTATIVE:

LG PROPYLENE LLC

Name: Alan E. Goldberg
Title: Executive Manager

Name: Robert D. Lindsay
Title: Executive Manager

[Signature Page to Support Agreement]

EXHIBIT A

Form of
Unitholder Consent